UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_______________________

FORM 8-K/A

AMENDMENT TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2011

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)
305 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amended Report”) amends and restates Exhibit 10.1 to the Current Report on Form 8-K (the “Original Report”) filed by Advaxis, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 9, 2011.  The Amended Report is being filed to correct an inadvertent omission of the phrase “(except as described on schedule 10.9(c) attached hereto)” at the end of clause (C) of Section 10.3(c) of the version of the Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto that was filed as Exhibit 10.1 to the Original Report.

Except as described above, no other amendments have been made to the Original Report. This Amended Report continues to speak as of the date of the Original Report, and the Company has not updated the disclosure contained therein to reflect events that have occurred since the date of the Original Report. Accordingly, this Amended Report should be read in conjunction with the Company’s other filings made with the SEC subsequent to the filing of the Original Report, including any amendments to those filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto.  Corrects and supersedes the Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto filed as Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2011	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1
Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto.  Corrects and supersedes the Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto filed as Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2011.